Exhibit 99.1

ENERGY TRANSFER EQUITY AND SOUTHERN UNION ANNOUNCE SUCCESSFUL

COMPLETION OF MERGER

Energy Transfer Partners Completes Merger Transaction for 50% Interest in Citrus Corp.,

Owner of Florida Gas Transmission

DALLAS and HOUSTON — March 26, 2012 — Energy Transfer Equity, L.P. (NYSE:ETE) and Southern Union Company (NYSE:SUG) today announced the successful completion of the previously announced merger of Southern Union with and into Sigma Acquisition Corp., a wholly owned subsidiary of ETE. Southern Union is the surviving entity in the merger and will continue to operate as a wholly-owned subsidiary of ETE.

Under the terms of the merger agreement, Southern Union stockholders were able to elect to exchange each outstanding share of Southern Union common stock for $44.25 of cash or 1.00x ETE common unit, with no more than 60% of the aggregate merger consideration payable in cash and no more than 50% of the merger consideration payable in ETE common units. Based on the final results of the merger consideration elections, holders of approximately 54% of outstanding Southern Union shares, or 67,985,929 shares, will receive cash, while holders of approximately 46% of outstanding Southern Union shares, or 56,981,860 shares, will receive ETE common units.

Effective with the closing of the market today, Southern Union will cease to be a publicly traded company and its common stock will stop trading on the NYSE.

In connection with the closing of the merger of Southern Union and ETE, Energy Transfer Partners, L.P. (NYSE:ETP) announced that it has successfully completed the previously announced merger of a wholly owned ETP subsidiary with and into Southern Union subsidiary CrossCountry Energy, LLC, which owns an indirect 50% interest in Citrus Corp., the owner of the Florida Gas Transmission pipeline system. After the merger, CrossCountry Energy will remain as the surviving entity and will be a wholly owned subsidiary of ETP. The total merger consideration is approximately $2.0 billion (comprised of $1.895 billion in cash and approximately 2.25 million ETP common units).

Credit Suisse Securities (USA) LLC acted as exclusive financial advisor to ETE, with Latham & Watkins LLP, Bingham McCutchen LLP and Potter Anderson having acted as legal counsel.

Evercore Partners and Goldman Sachs Group Inc. acted as financial advisors to the Special Committee of the board of directors of Southern Union. Locke Lord LLP served as legal counsel to Southern Union and Roberts & Holland LLP served as tax counsel to Southern Union. Sullivan & Cromwell LLP and Morris Nichols Arsht and Tunnell LLP served as legal advisors to the Special Committee of the Southern Union board of directors.

The Conflicts Committee of ETP’s Board of Directors approved the Citrus transaction. ETP was advised by Vinson & Elkins LLP with respect to the transaction and Prickett, Jones & Elliott, P.A. served as counsel to the committee. RBS Securities Inc. acted as financial advisor to the committee and issued a fairness opinion in connection with transaction.

Conference Call

Energy Transfer will host a conference call today at 2:00 p.m. central time (3:00 p.m. eastern time) to discuss the transaction details. The dial-in number for the call is 1-877-556-5921, passcode 42481884. Additionally, the conference call will be broadcast live via an Internet web cast at www.energytransfer.com. The call will be available for replay for a limited time by dialing 1-888-286-8010, passcode 90086046. A replay of the broadcast will also be available on the Energy Transfer website for a limited time.

Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner and 100 percent of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE:ETP) and approximately 50.2 million ETP limited partner units; and owns the general partner and 100 percent of the IDRs of Regency Energy Partners LP (NYSE:RGP) and approximately 26.3 million RGP limited partner units. For more information, visit the Energy Transfer Equity, L.P. web site at www.energytransfer.com.

Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Arkansas, Colorado, Louisiana, Mississippi, New Mexico, Utah and West Virginia and owns the largest intrastate pipeline system in Texas. ETP currently has natural gas operations that include approximately 18,000 miles of gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP also holds a 70 percent interest in Lone Star NGL LLC, a joint venture that owns and operates NGL storage, fractionation and transportation assets in Texas, Louisiana and Mississippi. ETP’s general partner is owned by ETE. For more information, visit the Energy Transfer Partners, L.P. website at www.energytransfer.com.

Regency Energy Partners LP (NYSE: RGP) is a growth-oriented, midstream energy partnership engaged in the gathering and processing, contract compression, treating and transportation of natural gas and the transportation, fractionation and storage of natural gas liquids. RGP also holds a 30% interest in Lone Star NGL LLC, a joint venture that owns and operates natural gas liquids storage, fractionation, and transportation assets in Texas, Louisiana and Mississippi. Regency’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Regency Energy Partners LP website at www.regencyenergy.com.

Southern Union Company (NYSE:SUG), headquartered in Houston, is one of the nation’s leading diversified natural gas companies, engaged primarily in the transportation, storage, gathering, processing and distribution of natural gas. The company owns and operates one of the nation’s largest natural gas pipeline systems with more than 20,000 miles of gathering and transportation pipelines and one of North America’s largest liquefied natural gas import terminals, along with serving more than half a million natural gas end-user customers in Missouri and Massachusetts. For further information, visit www.sug.com.

Forward-Looking Statements

This press release may include certain statements concerning expectations for the future, including statements regarding the anticipated benefits and other aspects of the proposed transactions described above, that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond the control of the management teams of ETE, ETP, RGP or Southern Union. Among those is the risk that the anticipated benefits from the proposed transactions cannot be fully realized. An extensive list of factors that can affect future results are discussed in the reports filed with the Securities and Exchange Commission by ETE, ETP, RGP and Southern Union. None of ETE, ETP, RGP or Southern Union undertakes any obligation to update or revise any forward-looking statement to reflect new information or events.

Additional Information

In connection with the merger, ETE filed with the SEC a Registration Statement on Form S-4 that included a proxy statement/prospectus. The Registration Statement was declared effective on October 27, 2011. Southern Union mailed the definitive proxy statement/prospectus to its stockholders on or about October 27, 2011 and again on February 17, 2012. Investors and security holders are urged to carefully read the definitive proxy statement/prospectus because it contains important information regarding ETE, Southern and the merger.

Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by ETE and Southern Union with the SEC at the SEC’s website, www.sec.gov. The definitive proxy statement/prospectus and such other documents relating to ETE may also be obtained free of charge by directing a request to Energy Transfer Equity, L.P., Attn: Investor Relations, 3738 Oak Lawn Avenue, Dallas, Texas 75219, or from ETE’s website, www.energytransfer.com. The definitive proxy statement/prospectus and such other documents relating to Southern Union may also be obtained free of charge by directing a request to Southern Union Company, Attn: Investor Relations, 5051 Westheimer Road, Houston, Texas 77056, or from the Company’s website, www.sug.com.

The information contained in this press release is available on the Energy Transfer web site at www.energytransfer.com.

Investor Relations

Energy Transfer

Brent Ratliff

(214) 981-0700 (office)

Media Relations

Granado Communications Group

Vicki Granado

(214) 599-8785 (office)

(214-498-9272 (cell)